Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2013 Third Quarter Results

Q3 2013 Pretax Income of $70.1 million, up 220% vs. Q3 2012
Q3 2013 Net New Order Value up 38% and Backlog Value up 93% vs. Q3 2012

IRVINE, CALIFORNIA, October 31, 2013.  Standard Pacific Corp. (NYSE: SPF) today announced results for the third quarter ended September 30, 2013.

2013 Third Quarter Highlights and Comparisons to the 2012 Third Quarter

•	Net income of $58.9 million, or $0.15 per diluted share, vs. $21.7 million, or $0.05 per diluted share
•	Pretax income of $70.1 million, vs. $21.9 million
•	Net new orders of 1,110, up 12%; Dollar value of net new orders up 38%
•	Backlog of 2,165 homes, up 55%; Dollar value of backlog up 93%
•	168 average active selling communities, up 8%
•	Home sale revenues up 61%
•	Average selling price of $420 thousand, up 14%
•	1,217 new home deliveries, up 41%
•	Gross margin from home sales of 25.3%, compared to 20.2%
•	SG&A rate from home sales of 12.1%, a 150 basis point improvement
•	Operating margin from home sales of $67.4 million, or 13.2%, compared to $20.9 million, or 6.6%
•	$141.7 million of land purchases and development costs, compared to $246.2 million

Scott Stowell, the Company’s Chief Executive Officer commented, “The positive performance we achieved during the first half of 2013 continued into the third quarter.” Mr. Stowell added, “Notwithstanding the tempered approach to homebuying that impacted the market during the third quarter, the benefit of our long-term growth strategy continued to unfold as disciplined land buying, moving up market, and new home designs, all led to a solid third quarter performance.”

Net income for the 2013 third quarter was $58.9 million, or $0.15 per diluted share, compared to $21.7 million, or $0.05 per diluted share.  Pretax income for the 2013 third quarter increased 220% to $70.1 million compared to $21.9 million for the prior year period.  The provision for income taxes for the 2013 third quarter included a non-cash tax benefit of $16.1 million related to the reduction of the Company’s accrual for unrecognized tax benefits.

Revenues from home sales for the 2013 third quarter increased 61%, to $511.1 million, as compared to the prior year period, resulting primarily from a 41% increase in new home deliveries and a 14% increase in the Company’s consolidated average home price to $420 thousand.  The increase in average home price was primarily attributable to our move-up market focus and general price increases within most of our markets.  The increase in new home deliveries was driven by a 62% year-over-year increase in the number of homes in beginning backlog expected to close during the quarter, partially offset by a decrease in speculative homes sold and closed in the quarter.

Gross margin from home sales for the 2013 third quarter increased to 25.3% compared to 20.2% in the prior year period.  The 510 basis point year-over-year increase was primarily attributable to price increases and a decrease in the use of sales incentives.  Excluding previously capitalized interest costs, gross margin from home sales was 31.2%* for the 2013 third quarter versus 28.7%* for the 2012 third quarter.

The Company’s 2013 third quarter SG&A expenses (including Corporate G&A) were $61.9 million compared to $43.1 million, down 150 basis points as a percentage of home sale revenues to 12.1%, compared to 13.6% for the 2012 third quarter.  The improvement in the Company’s SG&A rate was primarily due to a 61% increase in revenues from home sales and reflects the operating leverage inherent in our business.

Net new orders for the 2013 third quarter increased 12% from the 2012 third quarter to 1,110 homes.  The year-over-year growth is primarily attributable to an increase in the Company’s monthly sales absorption rate to 2.2 per community for the 2013 third quarter, compared to 2.1 per community for the 2012 third quarter. The Company’s cancellation rate for the 2013 third quarter was 20%, compared to 14% for the 2012 third quarter and 11% for the 2013 second quarter.  Our 2013 third quarter cancellation rate increased from the historically low levels we experienced in the prior quarter and the prior year period, but was consistent with our average historical cancellation rate over the last 10 years.  As a percentage of beginning backlog our cancellation rate was 6.5% in the quarter, a 90 basis point reduction from the same period last year.

The dollar value of homes in backlog increased 93% to $964.1 million, or 2,165 homes, compared to $498.7 million, or 1,394 homes, for the 2012 third quarter, and increased 2% compared to $947.6 million, or 2,272 homes, for the 2013 second quarter.  The increase in year-over-year backlog value was driven primarily by a 24% increase in the average selling price of the homes in backlog, a 12% increase in net new orders and a shift to more to-be-built homes that have a longer construction cycle.

Cash provided by operating activities was $22.8 million for the 2013 third quarter versus cash used in operating activities of $72.4 million in the 2012 third quarter.  During the 2013 third quarter, the Company spent $141.7 million on land purchases and development costs, compared to $246.2 million for the 2012 third quarter, of which $140.8 million of cash land purchases and development costs were included in cash flows used in operating activities.  Excluding land purchases and development costs, cash inflows from operating activities for the 2013 third quarter were $164.5 million* versus $68.4 million* in the 2012 third quarter.  The year-over-year increase in cash inflows from operating activities (excluding land purchases and development costs) was primarily due to a 61% increase in home sale revenues.

The Company purchased $69.2 million of land (628 homesites) during the 2013 third quarter, of which 46% (based on homesites) was located in Florida, 21% in the Carolinas and 18% in California, with the balance spread throughout the Company’s other operations.  As of September 30, 2013, the Company owned or controlled 35,643 homesites, of which 21,993 are owned and actively selling or under development, 8,707 are controlled or under option, and the remaining 4,943 homesites are held for future development or for sale.  The homesites owned that are actively selling or under development represent a 5.2 year supply based on the Company’s deliveries for the trailing twelve months ended September 30, 2013.

Earnings Conference Call

A conference call to discuss the Company’s 2013 third quarter results will be held at 12:00 p.m. Eastern time November 1, 2013.  The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (800) 768-6490 (domestic) or (785) 830-7987 (international); Passcode: 8782855. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 8782855.

About Standard Pacific

Standard Pacific Homes (NYSE: SPF) has been building beautiful, high-quality homes and neighborhoods since its founding in Southern California in 1965.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design, the Company utilizes its decades of land acquisition, development and homebuilding expertise to successfully navigate today’s complex landscape to acquire and build desirable communities in locations that meet the high expectations of the Company’s targeted move-up homebuyers.  Currently offering new homes in major metropolitan areas in Arizona, California, Colorado, Florida, North Carolina, South Carolina, and Texas, we invite you to learn more about us by visiting standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders, deliveries, backlog, absorption rates, average home price, pricing power, revenue, profitability, cash flow, liquidity, gross margin, overhead expenses and other costs; community count; product mix; the benefit of, and execution on, our strategy; supply; demand; our future performance and the future condition of the economy and the housing market.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	September 30,	September 30,	Percentage	June 30,	Percentage
	2013	2012	or % Change	2013	or % Change
Operating Data	(Dollars in thousands)

Deliveries	1,217	861	41%	1,095	11%
Average selling price	$420	$369	14%	$397	6%
Home sale revenues	$511,059	$317,389	61%	$434,308	18%
Gross margin % (including land sales)	25.3%	20.1%	5.2%	23.4%	1.9%
Gross margin % from home sales	25.3%	20.2%	5.1%	23.7%	1.6%
Gross margin % from home sales (excluding interest amortized
to cost of home sales)*	31.2%	28.7%	2.5%	30.7%	0.5%
Incentive and stock-based compensation expense	$8,023	$4,768	68%	$5,927	35%
Selling expenses	$24,301	$17,069	42%	$22,146	10%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$29,615	$21,284	39%	$26,525	12%
SG&A expenses	$61,939	$43,121	44%	$54,598	13%
SG&A % from home sales	12.1%	13.6%	(1.5%)	12.6%	(0.5%)
Operating margin	$67,426	$20,924	222%	$48,207	40%
Operating margin % from home sales	13.2%	6.6%	6.6%	11.1%	2.1%
Net new orders (homes)	1,110	989	12%	1,516	(27%)
Net new orders (dollar value)	$510,668	$368,772	38%	$648,299	(21%)
Average active selling communities	168	156	8%	164	2%
Monthly sales absorption rate per community	2.2	2.1	4%	3.1	(29%)
Cancellation rate	20%	14%	6%	11%	9%
Gross cancellations	272	161	69%	184	48%
Cancellations from current quarter sales	124	67	85%	87	43%
Backlog (homes)	2,165	1,394	55%	2,272	(5%)
Backlog (dollar value)	$964,148	$498,739	93%	$947,584	2%

Cash flows (uses) from operating activities	$22,808	$(72,418)		$(90,743)
Cash flows (uses) from investing activities	$(2,296)	$(95,704)	98%	$(125,253)	98%
Cash flows (uses) from financing activities	$261,980	$348,696	(25%)	$10,319	2,439%
Land purchases (incl. seller financing and JV purchases)	$69,196	$206,740	(67%)	$235,991	(71%)
Adjusted Homebuilding EBITDA*	$101,953	$51,523	98%	$82,376	24%
Adjusted Homebuilding EBITDA Margin %*	19.9%	16.2%	3.7%	18.8%	1.1%
Homebuilding interest incurred	$34,766	$36,112	(4%)	$33,526	4%
Homebuilding interest capitalized to inventories owned	$34,118	$32,604	5%	$32,782	4%
Homebuilding interest capitalized to investments in JVs	$648	$1,839	(65%)	$744	(13%)
Interest amortized to cost of sales (incl. cost of land sales)	$30,322	$27,078	12%	$30,662	(1%)

	As of
	September 30,	June 30,	Percentage	December 31,	Percentage
	2013	2013	or % Change	2012	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$373,523	$90,589	312%	$366,808	2%
Inventories owned	$2,410,649	$2,325,490	4%	$1,971,418	22%
Homesites owned and controlled	35,643	35,126	1%	30,767	16%
Homes under construction	2,373	2,277	4%	1,574	51%
Completed specs	183	139	32%	215	(15%)
Deferred tax asset valuation allowance	$10,510	$10,510	―	$22,696	(54%)
Homebuilding debt	$1,837,622	$1,537,021	20%	$1,542,018	19%
Stockholders' equity	$1,400,026	$1,337,468	5%	$1,255,816	11%
Stockholders' equity per share (including if-converted
preferred stock)*	$3.84	$3.67	5%	$3.48	10%
Total consolidated debt to book capitalization	57.6%	55.0%	2.6%	56.5%	1.1%
Adjusted net homebuilding debt to total adjusted
book capitalization*	51.1%	52.0%	(0.9%)	48.3%	2.8%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 10.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$511,059	$317,389	$1,300,493	$812,578
Land sale revenues	697	1,152	7,665	4,537
Total revenues	511,756	318,541	1,308,158	817,115
Cost of home sales	(381,694)	(253,344)	(993,809)	(647,525)
Cost of land sales	(672)	(1,092)	(7,671)	(4,458)
Total cost of sales	(382,366)	(254,436)	(1,001,480)	(651,983)
Gross margin	129,390	64,105	306,678	165,132
Gross margin %	25.3%	20.1%	23.4%	20.2%
Selling, general and administrative expenses	(61,939)	(43,121)	(162,831)	(122,765)
Income (loss) from unconsolidated joint ventures	(32)	(39)	1,249	(2,707)
Interest expense	―	(1,669)	―	(5,816)
Other income (expense)	301	117	2,624	4,708
Homebuilding pretax income	67,720	19,393	147,720	38,552
Financial Services:
Revenues	5,839	5,218	18,927	14,249
Expenses	(3,590)	(2,777)	(10,394)	(7,952)
Other income	167	70	420	217
Financial services pretax income	2,416	2,511	8,953	6,514
Income before taxes	70,136	21,904	156,673	45,066
Provision for income taxes	(11,201)	(194)	(32,778)	(570)
Net income	58,935	21,710	123,895	44,496
Less: Net income allocated to preferred shareholder	(14,166)	(9,100)	(40,353)	(18,980)
Less: Net income allocated to unvested restricted stock	(90)	(22)	(169)	(31)
Net income available to common stockholders	$44,679	$12,588	$83,373	$25,485

Income Per Common Share:
Basic	$0.16	$0.06	$0.34	$0.13
Diluted	$0.15	$0.05	$0.31	$0.12

Weighted Average Common Shares Outstanding:
Basic	276,966,995	204,485,294	244,998,581	198,469,130
Diluted	314,897,098	235,273,648	283,189,878	210,441,932

Weighted average additional common shares outstanding
if preferred shares converted to common shares	87,812,786	147,812,786	118,582,017	147,812,786

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	402,709,884	383,086,434	401,771,895	358,254,718

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$345,999	$339,908
Restricted cash	27,524	26,900
Trade and other receivables	19,186	10,724
Inventories:
Owned	2,410,649	1,971,418
Not owned	103,734	71,295
Investments in unconsolidated joint ventures	58,330	52,443
Deferred income taxes, net	405,912	455,372
Other assets	48,812	41,918
Total Homebuilding Assets	3,420,146	2,969,978
Financial Services:
Cash and equivalents	17,129	6,647
Restricted cash	1,795	2,420
Mortgage loans held for sale, net	75,211	119,549
Mortgage loans held for investment, net	10,989	9,923
Other assets	4,926	4,557
Total Financial Services Assets	110,050	143,096
Total Assets	$3,530,196	$3,113,074

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$29,301	$22,446
Accrued liabilities	196,478	198,144
Secured project debt and other notes payable	5,105	11,516
Senior notes payable	1,832,517	1,530,502
Total Homebuilding Liabilities	2,063,401	1,762,608
Financial Services:
Accounts payable and other liabilities	2,589	2,491
Mortgage credit facilities	64,180	92,159
Total Financial Services Liabilities	66,769	94,650
Total Liabilities	2,130,170	1,857,258
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 267,829 and 450,829 shares issued and outstanding
at September 30, 2013 and December 31, 2012, respectively	3	5
Common stock, $0.01 par value; 600,000,000 shares
authorized; 277,064,975 and 213,245,488 shares
issued and outstanding at September 30, 2013 and
December 31, 2012, respectively	2,770	2,132
Additional paid-in capital	1,350,706	1,333,255
Accumulated earnings (deficit)	46,547	(77,348)
Accumulated other comprehensive loss, net of tax	―	(2,228)
Total Equity	1,400,026	1,255,816
Total Liabilities and Equity	$3,530,196	$3,113,074

INVENTORIES

	September 30,	December 31,
	2013	2012
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$1,636,011	$1,444,161
Homes completed and under construction	647,271	427,196
Model homes	127,367	100,061
Total inventories owned	$2,410,649	$1,971,418

Inventories Owned by Segment
California	$1,151,866	$1,086,159
Southwest	581,280	461,201
Southeast	677,503	424,058
Total inventories owned	$2,410,649	$1,971,418

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income	$58,935	$21,710	$123,895	$44,496
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Amortization of stock-based compensation	2,681	1,559	6,656	4,518
Deposit write-offs	―	―	―	133
Deferred income taxes	27,306	―	48,489	―
Other operating activities	1,096	1,798	4,592	5,838
Changes in cash and equivalents due to:
Trade and other receivables	11,186	(4,681)	(8,462)	(12,143)
Mortgage loans held for sale	32,221	(18,119)	44,179	(14,016)
Inventories - owned	(84,352)	(70,645)	(314,375)	(185,832)
Inventories - not owned	(21,990)	(7,191)	(31,700)	(10,690)
Other assets	1,655	999	401	922
Accounts payable	7,235	82	6,855	(1,371)
Accrued liabilities	(13,165)	2,070	(6,926)	(2,991)
Net cash provided by (used in) operating activities	22,808	(72,418)	(126,396)	(171,136)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(2,190)	(44,797)	(12,942)	(53,078)
Distributions of capital from unconsolidated joint ventures	750	10,145	2,319	11,940
Net cash paid for acquisitions	―	(60,752)	(113,793)	(60,752)
Other investing activities	(856)	(300)	(4,734)	(1,705)
Net cash provided by (used in) investing activities	(2,296)	(95,704)	(129,150)	(103,595)

Cash Flows From Financing Activities:
Change in restricted cash	(2,062)	(1,203)	1	5,034
Principal payments on secured project debt and other notes payable	(72)	(138)	(7,289)	(782)
Principal payments on senior subordinated notes payable	―	―	―	(9,990)
Proceeds from the issuance of senior notes payable	300,000	253,000	300,000	253,000
Payment of debt issuance costs	(4,045)	(8,081)	(4,045)	(8,081)
Net proceeds from (payments on) mortgage credit facilities	(32,784)	26,608	(27,979)	24,227
Proceeds from the issuance of common stock	―	75,849	―	75,849
Payment of common stock issuance costs	―	(3,913)	―	(3,913)
Payment of issuance costs in connection with preferred
shareholder equity transactions	(3)	―	(350)	―
Proceeds from the exercise of stock options	946	6,574	11,781	8,321
Net cash provided by (used in) financing activities	261,980	348,696	272,119	343,665

Net increase (decrease) in cash and equivalents	282,492	180,574	16,573	68,934
Cash and equivalents at beginning of period	80,636	298,882	346,555	410,522
Cash and equivalents at end of period	$363,128	$479,456	$363,128	$479,456

Cash and equivalents at end of period	$363,128	$479,456	$363,128	$479,456
Homebuilding restricted cash at end of period	27,524	25,713	27,524	25,713
Financial services restricted cash at end of period	1,795	1,920	1,795	1,920
Cash and equivalents and restricted cash at end of period	$392,447	$507,089	$392,447	$507,089

REGIONAL OPERATING DATA

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
New homes delivered:
California	467	363	29%	1,286	904	42%
Arizona	51	66	(23%)	171	176	(3%)
Texas	170	107	59%	458	368	24%
Colorado	36	33	9%	117	80	46%
Nevada	―	―	―	―	9	(100%)
Florida	285	151	89%	707	411	72%
Carolinas	208	141	48%	520	370	41%
Consolidated total	1,217	861	41%	3,259	2,318	41%
Unconsolidated joint ventures	2	14	(86%)	23	28	(18%)
Total (including joint ventures)	1,219	875	39%	3,282	2,346	40%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
	(Dollars in thousands)
Average selling prices of homes delivered:
California	$586	$505	16%	$541	$489	11%
Arizona	286	204	40%	260	206	26%
Texas	385	328	17%	379	307	23%
Colorado	484	399	21%	439	386	14%
Nevada	―	―	―	―	192	―
Florida	283	256	11%	269	244	10%
Carolinas	284	241	18%	279	238	17%
Consolidated	420	369	14%	399	351	14%
Unconsolidated joint ventures	578	450	28%	505	443	14%
Total (including joint ventures)	$420	$370	14%	$400	$352	14%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
Net new orders:
California	386	417	(7%)	1,381	1,169	18%
Arizona	95	61	56%	248	237	5%
Texas	154	132	17%	612	424	44%
Colorado	29	45	(36%)	156	113	38%
Nevada	―	―	―	―	6	(100%)
Florida	274	174	57%	1,010	568	78%
Carolinas	172	160	8%	613	514	19%
Consolidated total	1,110	989	12%	4,020	3,031	33%
Unconsolidated joint ventures	2	18	(89%)	12	42	(71%)
Total (including joint ventures)	1,112	1,007	10%	4,032	3,073	31%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
Average number of selling communities
during the period:
California	48	50	(4%)	46	51	(10%)
Arizona	10	5	100%	9	7	29%
Texas	30	22	36%	30	20	50%
Colorado	8	7	14%	7	6	17%
Florida	41	38	8%	40	37	8%
Carolinas	31	34	(9%)	31	35	(11%)
Consolidated total	168	156	8%	163	156	4%
Unconsolidated joint ventures	―	1	(100%)	―	2	(100%)
Total (including joint ventures)	168	157	7%	163	158	3%

REGIONAL OPERATING DATA (Continued)

	At September 30,
	2013		2012		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	535	$341,743	439	$217,549	22%	57%
Arizona	154	50,512	118	28,357	31%	78%
Texas	358	158,863	205	74,736	75%	113%
Colorado	114	56,528	66	26,406	73%	114%
Florida	669	250,241	319	81,950	110%	205%
Carolinas	335	106,261	247	69,741	36%	52%
Consolidated total	2,165	964,148	1,394	498,739	55%	93%
Unconsolidated joint ventures	1	599	17	6,836	(94%)	(91%)
Total (including joint ventures)	2,166	$964,747	1,411	$505,575	54%	91%

	At September 30,
	2013	2012	% Change
Homesites owned and controlled:
California	9,979	9,806	2%
Arizona	2,291	1,844	24%
Texas	4,468	4,451	0%
Colorado	1,216	669	82%
Nevada	1,124	1,124	―
Florida	11,409	8,211	39%
Carolinas	5,156	4,049	27%
Total (including joint ventures)	35,643	30,154	18%

Homesites owned	26,936	23,974	12%
Homesites optioned or subject to contract	8,192	5,605	46%
Joint venture homesites	515	575	(10%)
Total (including joint ventures)	35,643	30,154	18%

Homesites owned:
Raw lots	6,101	4,503	35%
Homesites under development	8,549	8,773	(3%)
Finished homesites	6,871	5,304	30%
Under construction or completed homes	3,061	2,170	41%
Held for sale	2,354	3,224	(27%)
Total	26,936	23,974	12%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to the gross margin percentage from home sales, excluding interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group.

	Three Months Ended
	September 30, 2013	Gross Margin %	September 30, 2012	Gross Margin %	June 30, 2013	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$511,059		$317,389		$434,308
Less: Cost of home sales	(381,694)		(253,344)		(331,503)
Gross margin from home sales	129,365	25.3%	64,045	20.2%	102,805	23.7%
Add: Capitalized interest included in cost
of home sales	30,303	5.9%	27,071	8.5%	30,337	7.0%
Gross margin from home sales, excluding
interest amortized to cost of home sales	$159,668	31.2%	$91,116	28.7%	$133,142	30.7%

The table set forth below reconciles the Company’s cash flows provided by (used in) operations to cash inflows from operations excluding land purchases and development costs.  We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases and development costs.

	Three Months Ended
	September 30, 2013	September 30, 2012	June 30, 2013
	(Dollars in thousands)

Cash flows provided by (used in) operations	$22,808	$(72,418)	$(90,743)
Add: Cash land purchases included in operating activities	69,196	101,363	122,180
Add: Land development costs	72,542	39,422	63,028
Cash inflows from operations (excluding land purchases and development costs)	$164,546	$68,367	$94,465

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity.  Adjusted net homebuilding debt excludes indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	September 30, 2013	June 30, 2013	December 31, 2012	September 30, 2012
	(Dollars in thousands)

Total consolidated debt	$1,901,802	$1,633,985	$1,634,177	$1,652,111
Less:
Financial services indebtedness	(64,180)	(96,964)	(92,159)	(71,035)
Homebuilding cash	(373,523)	(90,589)	(366,808)	(499,572)
Adjusted net homebuilding debt	1,464,099	1,446,432	1,175,210	1,081,504
Stockholders' equity	1,400,026	1,337,468	1,255,816	760,017
Total adjusted book capitalization	$2,864,125	$2,783,900	$2,431,026	$1,841,521

Total consolidated debt to book capitalization	57.6%	55.0%	56.5%	68.5%

Adjusted net homebuilding debt to total adjusted book capitalization	51.1%	52.0%	48.3%	58.7%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates pro forma stockholders’ equity per common share.  The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect to the conversion of our outstanding preferred shares assuming full conversion to common stock.

	September 30,	June 30,	December 31,
	2013	2013	2012

Actual common shares outstanding	277,064,975	276,792,010	213,245,488
Add: Conversion of preferred shares to common shares	87,812,786	87,812,786	147,812,786
Pro forma common shares outstanding	364,877,761	364,604,796	361,058,274

Stockholders' equity (Dollars in thousands)	$1,400,026	$1,337,468	$1,255,816
Divided by pro forma common shares outstanding	÷ 364,877,761	÷ 364,604,796	÷ 361,058,274
Pro forma stockholders' equity per common share	$3.84	$3.67	$3.48

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended September 30,
	September 30, 2013	September 30, 2012	June 30, 2013	2013	2012
	(Dollars in thousands)

Net income	$58,935	$21,710	$43,136	$610,820	$59,829
Provision (benefit) for income taxes	11,201	194	8,008	(421,026)	89
Homebuilding interest amortized to cost of sales and interest expense	30,322	28,747	30,662	123,233	102,550
Homebuilding depreciation and amortization	1,031	590	702	2,978	2,386
Amortization of stock-based compensation	2,681	1,559	2,444	9,289	7,663
EBITDA	104,170	52,800	84,952	325,294	172,517
Add:
Cash distributions of income from unconsolidated joint ventures	―	1,125	1,500	6,000	1,285
Deposit write-offs	―	―	―	―	549
Less:
Income (loss) from unconsolidated joint ventures	(32)	(39)	147	1,866	(1,409)
Income from financial services subsidiary	2,249	2,441	3,929	12,474	7,850
Adjusted Homebuilding EBITDA	$101,953	$51,523	$82,376	$316,954	$167,910
Homebuilding revenues	$511,756	$318,541	$438,681	$1,728,001	$1,110,271
Adjusted Homebuilding EBITDA Margin %	19.9%	16.2%	18.8%	18.3%	15.1%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended September 30,
	September 30, 2013	September 30, 2012	June 30, 2013	2013	2012
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$22,808	$(72,418)	$(90,743)	$(238,376)	$(183,172)
Add:
Provision (benefit) for income taxes, net of deferred component	(16,105)	194	199	(15,515)	89
Homebuilding interest amortized to cost of sales and interest expense	30,322	28,747	30,662	123,233	102,550
Less:
Income from financial services subsidiary	2,249	2,441	3,929	12,474	7,850
Depreciation and amortization from financial services subsidiary	33	32	28	121	94
Loss on disposal of property and equipment	―	12	1	38	10
Net changes in operating assets and liabilities:
Trade and other receivables	(11,186)	4,681	10,732	(4,482)	5,192
Mortgage loans held for sale	(32,221)	18,119	(11,818)	(11,856)	37,940
Inventories-owned	84,352	70,645	156,993	444,182	206,502
Inventories-not owned	21,990	7,191	4,770	52,561	12,758
Other assets	(1,655)	(999)	3,083	(2,097)	(7,447)
Accounts payable	(7,235)	(82)	(1,198)	(12,843)	6,147
Accrued liabilities	13,165	(2,070)	(16,346)	(5,220)	(4,695)
Adjusted Homebuilding EBITDA	$101,953	$51,523	$82,376	$316,954	$167,910